UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 6, 2007

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On September 6, 2007, Tempur-Pedic International Inc. will host a webcast of its First Annual Analyst Day. Attached as Exhibit 99.1 to this report and furnished under this Item 7.01 is a copy of the press release issued on September 5, 2007 which provides information about the webcast.  Attached as Exhibit 99.2 to this report and furnished under this Item 7.01 are copies of slides used by Tempur-Pedic International Inc. for the investor presentation at its First Annual Analyst Day.

The information in this report (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description

99.1	Press Release dated September 5, 2007, titled “Tempur-Pedic To Host Webcast of Analyst Day”

99.2	Tempur-Pedic International Inc. First Annual Analyst Day Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 6, 2007

Tempur-Pedic International Inc.

By:	/s/ H. Thomas Bryant
Name: H. Thomas Bryant
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 5, 2007, titled “Tempur-Pedic To Host Webcast of Analyst Day”

99.2	Tempur-Pedic International Inc. First Annual Analyst Day Investor Presentation